Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of Potbelly Corporation and subsidiaries and the effectiveness of Potbelly Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Potbelly Corporation for the year ended December 29, 2019.

/s/ Deloitte & Touche LLP

Chicago, Illinois

November 9, 2020